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Exhibit 99.1

         Excerpts from presentation materials of Michael Feuer, Chairman and Chief Executive Officer of OfficeMax, Inc., to be delivered on March 7, 2002 at OfficeMax's vendor and leadership summit meeting.

Note: Statements made in this Form 8-K, other than those concerning historical information, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are made pursuant to the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements use such words as "may," "will," "should," "expects," "plans," "anticipates," "estimates," "believes," "thinks," "continues," "indicates," "outlook," "looks," "goals," "initiatives," "projects," or variations thereof. Forward-looking statements are based on management's current beliefs and assumptions regarding future events and operating performance and speak only as of the date of this Form 8-K. These statements are likely to address OfficeMax's growth strategy, future financial performance (including sales and earnings), strategic initiatives, marketing and expansion plans and the impact of operating initiatives. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside the control of OfficeMax, that could cause OfficeMax's actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include the following: risks associated with general economic conditions (including effects of additional terrorist attacks and hostilities, continued economic slowdown and declining employment rate or other changes in our customers' business environments); failure to adequately execute plans and unforeseen circumstances beyond OfficeMax's control in connection with development, implementation and execution of new business processes, procedures and programs (including cost and expense control programs, store openings and closings, OfficeMax's supply-chain management program, enterprise resource planning computer system and new vendor purchasing operating model); greater than expected expenses associated with OfficeMax's activities; the effects of adoption of SFAS 142; and other risks and uncertainties described in Exhibit
99.1 of OfficeMax's Annual Report on Form 10-K for the fiscal year ended January 27, 2001, and in other reports and exhibits to reports filed with the Securities and Exchange Commission (these descriptions are incorporated herein by reference). You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. OfficeMax's SEC filings are available, at no charge, at www.sec.gov and www.freeEDGAR.com, as well as on a number of other Web sites. The foregoing list of important factors is not exclusive. OfficeMax undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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FEUER:            The year 2001 was a period in which we set out to do what we promised, from reducing debt to generating a swing of $330 million in free cash flow.






























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GRAPHIC:          A Year of Accomplishments: Inventory, Debt, Cash Flow

FEUER: First, with our new PowerMax distribution network and SAP we've reduced inventory by $375 million in the last two years.


































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GRAPHIC:          Free Cash Flow

FEUER: We used our $330 million improvement in free cash flow to pay down debt and in effect, had no debt at year end, net of cash.

























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FEUER:            Our sales trends are also improving: A whopping 800 basis
                  point swing since October, reflecting an improved number of customer transactions, with major gain in same store customer counts.































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GRAPHIC           "Max Means More" - 2002 Goals

FEUER: "Max Means More" to all of us and for all of us, so here's what's yet to be. Let's recap our goals for 2002: In 2002 we will sell nearly $5 billion worth of your products. We'll increase inventory turns and OfficeMax will make fiscal 2002 a year of profits.